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                                                                     EXHIBIT 2.5


                                SECOND AMENDMENT
                         TO PURCHASE AND SALE AGREEMENT

         THIS SECOND AMENDMENT ("Amendment") is entered into as of January 26, 2000, by and between SYNAGRO TECHNOLOGIES, INC., a Delaware corporation ("Purchaser"), PAUL A. TORETTA, individually ("Mr. Toretta"), EILEEN TORETTA, as Trustee of the Paul A. Toretta 1998 Grat (the "Grat"), FRANCES A. GUERRERA, individually ("Mrs. Guerrera"), FRANCES A. GUERRERA, as Executrix of the Estate of Richard J. Guerrera (the "Estate"), and FRANCES A. GUERRERA and ROBERT DIONNE, as Co-Trustees of the Richard J. Guerrera Revocable Trust under agreement dated November 2, 1998 (the "Trust") (collectively, the "Parties").

                                    RECITALS

         WHEREAS, the Parties entered into that certain Purchase and Sale Agreement dated October 20, 1999, as amended by a letter agreement dated January 7, 2000 (as amended, the "Agreement");

         WHEREAS, the Parties now desire to amend the Agreement to provide, among other things, that the cash portion of the Purchase Price is reduced by an amount equal to certain bonuses which Purchaser has agreed to pay to certain employees of the Companies, as more fully set forth herein; and

         WHEREAS, capitalized terms used herein shall have the meanings ascribed to them herein or in the Agreement, and references to Sections herein shall mean the corresponding Sections of the Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable and consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         1. Adoption of Letter Agreement. The parties hereto hereby consent to, confirm, approve and adopt the letter agreement dated January 7, 2000, among Parent, Mr. Toretta, the Grat, the Trust, the Estate, and Mrs. Guerrera.

         2. NETCO-Waterbury Systems, Inc. The Sellers jointly and severally represent to the Purchaser that all of the capital stock of NETCO-Waterbury Systems, Inc., a Delaware corporation ("Waterbury"), is pledged to First Union Bank (the "Trustee") pursuant to that certain Pledge and Security Agreement (the "Pledge and Security Agreement") dated June 30, 1995, between the Trustee, Mr. Toretta and Richard J. Guerrera, in connection with a loan agreement dated June 1, 1995, between the Connecticut Development Authority and NETCO-Waterbury Limited Partnership, a Delaware limited partnership. Upon execution and delivery of this Amendment and subject to any liens created by the Pledge and Security Agreement, the Sellers hereby convey, assign, transfer, set over and deliver all right, title and interest in and to all of the capital stock of Waterbury to the Purchaser. In the event either Seller receives any stock certificate(s) representing capital stock of Waterbury, whether from the Trustee or otherwise, such Seller shall immediately deliver such stock certificate(s) to the Purchaser.



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         3. Amendments to Agreement.

                  a. Section 3.2(i) of the Agreement is hereby amended to read in its entirety:

                                    (i) cash equal to Forty-Four Million Six
                           Hundred Thousand Dollars ($44,600,000) minus (1) the Companies' Indebtedness as of Closing, plus or minus
                           (2) the amount, if any, by which the Companies' Net Working Capital as of Closing is greater than or less than Four Hundred Ninety Thousand Dollars ($490,000), minus (3) the amount, if any, of the Employee Bonuses (as defined in Section 3.3(e)). The amount, if any, by which the cash portion of the Purchase Price is adjusted pursuant to this Section 3.2(i) (i.e., the sum of (1), (2) and (3) above) is referred to herein as the "Adjustment Amount"; and

                  b. Section 3.3 of the Agreement is hereby amended to add a new subparagraph (e), as follows:

                                             (e) As soon as practicable after
                           Closing, the Companies shall pay in the aggregate a bonus of $423,394.50 to Janet Cordano; a bonus of $1,129,052.00 to Mark McCormick; and a bonus of $705,657.50 to Terry Szczesiul (collectively, the "Employee Bonuses"). The parties acknowledge that such bonuses were awarded prior to Closing. The cash portion of the Purchase Price shall be reduced by the total dollar amount of the Employee Bonuses as set forth in Section 3.2, and such Employee Bonuses shall be excluded from the computations of Indebtedness and Net Working Capital for purposes of this Agreement.

         4. No Other Amendments to Agreement. Except as specifically set forth in this Amendment, the Agreement shall remain in full force and effect, without any amendment or modification thereto.

         5. Counterparts and Facsimile Signatures. This Amendment may be executed in any number of counterparts, and signature pages may be delivered by telecopy, with the original executed signature pages to be furnished promptly thereafter.


                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day first written above.


                                     SYNAGRO TECHNOLOGIES, INC.




                                     By:  /s/ Mark A. Rome
                                        ----------------------------------------
                                          Mark A. Rome, Executive Vice President






                                          /s/ Paul A. Toretta
                                        ----------------------------------------
                                        Paul A. Toretta, individually


                                     THE PAUL A. TORETTA 1998 GRAT




                                     By:  /s/ Eileen Toretta
                                        ----------------------------------------
                                          Eileen Toretta, Trustee



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                                          /s/ Frances A. Guerrera
                                        ----------------------------------------
                                        Frances A. Guerrera, individually


                                     THE ESTATE OF RICHARD J. GUERRERA




                                     By:  /s/ Frances A. Guerrera
                                        ----------------------------------------
                                          Frances A. Guerrera, Executrix


                                     THE RICHARD J. GUERRERA REVOCABLE TRUST




                                     By:  /s/ Frances A. Guerrera
                                        ----------------------------------------
                                          Frances A. Guerrera, Co-Trustee




                                     By:  /s/ Robert Dionne
                                        ----------------------------------------
                                          Robert Dionne, Co-Trustee